Exhibit 10.1

EVELO BIOSCIENCES, INC.
LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (the "Agreement") is entered into as of August 15, 2016, by and between PACIFIC WESTERN BANK, a California state chartered bank ("Bank") and EVELO BIOSCIENCES, INC., a Delaware corporation ("Borrower").
RECITALS
Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.
AGREEMENT
The parties agree as follows:

1.	DEFINITIONS AND CONSTRUCTION.
1.1Definitions. As used in this Agreement, all capitalized terms shall have the definitions set forth on Exhibit A. Any term used in the Code and not defined herein shall have the meaning given to the term in the Code.
1.2Accounting Terms. Any accounting term not specifically defined on Exhibit A shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP (except for non-compliance with FAS 123R in monthly reporting). The term "financial statements" shall include the accompanying notes and schedules.
2.LOAN AND TERMS OF PAYMENT.
2.1.Credit Extensions.
(a)Promise to Pay. Borrower promises to pay to Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower, together with interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.
(b)Term Loans.
(i)Subject to and upon the terms and conditions of this Agreement Bank shall make term loans to Borrower in two Tranches, "Tranche A" and "Tranche B". On the Closing Date, or as soon thereafter as all conditions precedent to the making thereof have been met, Bank shall make one (1) term loan to Borrower under Tranche A in an aggregate principal amount equal to $3,000,000 (the "Initial Term Loan"). Thereafter, on or prior to the Availability End Date, Borrower may request and Bank agrees to make one (1) or more additional term loans to Borrower under Tranche A in an aggregate principal amount not to exceed $7,000,000 (each a "Tranche A Term Loan" and together with the Initial Term Loan, the "Tranche A Term Loans"). At any time after Borrower’s achievement of the Equity Milestone through the Availability End Date, Borrower may request and Bank agrees to make one (1) or more additional term loans to Borrower in an aggregate principal amount not to exceed $5,000,000 (each a "Tranche B Term Loan" and collectively, the "Tranche B Term Loans" and together with the Tranche A Term Loans, each a "Term Loan" and collectively, the "Term Loans"). The proceeds of the Initial Term Loan shall be used to refinance all obligations owing from Borrower to Bank as of the Closing Date. The proceeds of any subsequent Tranche A Term Loans and the Tranche B Term Loans shall be used for general working capital purposes and for capital expenditures.
(ii)Interest shall accrue from the date of each Term Loan at the rate specified in Section 2.3(a) and shall be payable monthly in arrears beginning on the __ day of the month next following the date such Term Loan is funded and continuing on the same day of each month thereafter. Any Term Loans that are outstanding on the Availability End Date shall be payable in equal monthly installments of principal, plus all accrued but unpaid interest, beginning on the Amortization Start Date and continuing on the same day of each month thereafter through the Term Loan Maturity Date, at which time all outstanding amounts due in connection with the Term Loans and any other outstanding amounts due under this Agreement shall be immediately due and payable. Term Loans, once repaid, may not be reborrowed. Borrower may prepay any Term Loan without penalty or premium.
(iii)When Borrower desires to obtain a Term Loan, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:30 p.m. Eastern time on the Business Day prior to the date on which the Term Loan is to be made. Such notice shall be substantially in the form of Exhibit C. The notice shall be signed by an Authorized Officer.
(c)Usage of Credit Card Services Under the Credit Card Line.

(i)Usage Period. Subject to and upon the terms and conditions of this Agreement, at any time from the Closing Date through the Credit Card Maturity Date, Borrower may use the Credit Card Services (as defined below) in amounts and upon terms as provided in Section 2.1(c)(ii) below.
(ii)Credit Card Services. Subject to and upon the terms and conditions of this Agreement, Borrower may request corporate credit cards and standard e-commerce merchant account services from Bank (collectively, the "Credit Card Services"). The aggregate limit of the corporate credit cards and merchant credit card processing reserves shall not exceed the Credit Card Line. The terms and conditions (including repayment and fees) of such Credit Card Services shall be subject to the terms and conditions of Bank’s standard forms of application and agreement for the Credit Card Services, which Borrower hereby agrees to execute.
(iii)Collateralization of Obligations Extending Beyond Maturity. If Borrower has not cash secured its obligations with respect to any Credit Card Services by the Credit Card Maturity Date, then, effective as of such date, the balance in any deposit accounts held by Bank and the certificates of deposit or time deposit accounts issued by Bank in Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates or accounts), shall automatically secure such obligations to the extent of the then continuing or outstanding Credit Card Services. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the applicable Credit Card Services are outstanding or continue.
2.2.Intentionally Omitted.
2.3.Interest Rates, Payments, and Calculations.
(a)Interest Rate. Except as set forth in Section 2.3(b), the Term Loans shall bear interest, on the outstanding daily balance thereof, at a variable annual rate equal to the greater of (A) 0.25% above the Prime Rate then in effect, or (B) 3.75%.
(b)Late Fee; Default Rate. If any payment is not made within 15 days after the date such payment is due, at Bank’s election, Borrower shall pay Bank a late fee equal to the lesser of (i) 5% of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. At Bank’s election, all Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to 5 percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.
(c)Payments. Interest on the Term Loans shall be due and payable on the ___ calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments, in each case if and when due, against, first, a deposit account designated by Borrower in writing, and second, if insufficient funds remain in such account, any of Borrower’s other deposit accounts. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.
(d)Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.
2.4.Crediting Payments. Prior to the occurrence of an Event of Default that is continuing, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence and during the continuance of an Event of Default, Bank shall have the right, in its reasonable discretion, to immediately apply any wire transfer of funds, check, or other item of payment Bank may receive to conditionally reduce Obligations, but such applications of funds shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 5:30 p.m. Eastern time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.
2.5.Bank Expenses. On the Closing Date, Borrower shall pay to Bank all Bank Expenses incurred through the Closing Date, and, after the Closing Date, all Bank Expenses, as and when they become due.

2.6.Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for so long as any Obligations (other than inchoate indemnity obligations) remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) Borrower may simultaneously with such payment terminate this agreement upon three (3) Business Days written notice to Bank. Following such payment in full in cash of the Obligations (other than inchoate indemnity obligations) at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall release its Liens in the Collateral and Bank shall promptly take such action reasonably requested by Borrower, at Borrower’s sole cost and expense, in order to cause such Liens to be terminated of record (including by filing UCC-3 or similar termination statements with respect to such Liens), and all rights therein shall revert to Borrower.
3.CONDITIONS OF LOANS.
3.1Conditions Precedent to Closing. The agreement of Bank to enter into this Agreement on the Closing Date is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, each of the following items and completed each of the following requirements:
(a)this Agreement;
(b)an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;
(c)a financing statement (Form UCC-1);
(d)payment of the Bank Expenses then due specified in Section 2.5, which may be debited from any of Borrower’s accounts with Bank;
(e)current SOS Reports indicating that except for Permitted Liens, there are no other security interests or Liens of record in the Collateral;
(f)current financial statements, including company prepared statements for Borrower’s most recently ended fiscal year, company prepared consolidated balance sheets, income statements and statements of cash flows for the most recently ended month in accordance with Section 6.2, and such other updated financial information as Bank may reasonably request;
(g)current Compliance Certificate in accordance with Section 6.2;
(h)a warrant to purchase Borrower’s Series A-3 preferred stock issued by Borrower in favor of Bank;
(i)an amended and restated warrant to purchase Borrower’s Series A-1 preferred stock issued by Borrower in favor of Bank;
(j)a Borrower Information Certificate;
(k)such other documents or certificates, and completion of such other matters, as Bank may reasonably request; and
(l)Borrower shall have opened and funded not less than $50,000 in deposit accounts held with Bank.
3.2Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is contingent upon the Borrower’s compliance with Section 3.1 above, and is further subject to the following conditions:
(a)timely receipt by Bank of the Loan Advance/Paydown Request Form as provided in Section 2.1;
(b)Borrower shall be in compliance with Section 6.6 hereof;
(c)in Bank’s sole, but reasonable, discretion, there has not been a Material Adverse Effect; and
(d)the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Loan Advance/Paydown Request Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.
3.3Post-Closing Conditions.
(a)On the date that Bank makes a Tranche B Term Loan to Borrower, Borrower shall deliver to Bank a warrant to purchase stock in the form attached hereto as Exhibit E.
(b)As soon as possible, but no later than thirty (30) days after the Closing Date, Borrower shall deliver to Bank evidence satisfactory to Bank that the insurance policies required by Section 6.5 hereof are in full force and effect together with evidence showing loss payable and additional insured clauses or endorsements in favor of Bank.
4.CREATION OF SECURITY INTEREST.
4.1Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in the Collateral to secure prompt repayment of any and all Obligations and to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except for Permitted Liens or as disclosed in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral. Borrower also hereby agrees not to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of its Intellectual Property, other than Permitted Liens. Notwithstanding any termination of this Agreement or of any filings undertaken related to Bank’s rights under the Code, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations (other than inchoate indemnity obligations) are outstanding. Upon request by Borrower and payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall release its liens and interests in the Collateral and Bank shall take such actions as reasonably requested by Borrower in order to cause such Liens to be terminated of record (including filing UCC-3 or similar termination statements with respect to such Liens).
4.2Perfection of Security Interest. Borrower authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all assets of Borrower of the kind pledged hereunder, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower, if applicable. Borrower shall have possession of the Collateral, except goods transferred in the ordinary course of business where expressly otherwise provided in this Agreement or where Bank chooses to perfect its security interest by possession in addition to the filing of a financing statement. Where Collateral is in possession of a third party bailee, Borrower shall use commercially reasonable efforts as Bank reasonably requests for Bank to (i) subject to Section 7.11 below, obtain an acknowledgment, in form and substance reasonably satisfactory to Bank, of the bailee that the bailee holds such Collateral for the benefit of Bank, and (ii) subject to Section 6.6, obtain "control" of any Collateral consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such items and the term "control" are defined in Revised Article 9 of the Code) by causing the securities intermediary or depositary institution or issuing bank to execute a control agreement in form and substance reasonably satisfactory to Bank. Borrower will not create any chattel paper without placing a legend on the chattel paper acceptable to Bank indicating that Bank has a security interest in the chattel paper. Borrower from time to time may deposit with Bank specific cash collateral to secure specific Obligations; Borrower authorizes Bank to hold such specific balances in pledge and to decline to honor any drafts thereon or any request by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as such specific Obligations are outstanding. Borrower shall take such other actions as Bank reasonably requests to perfect its security interests granted under this Agreement.
5.REPRESENTATIONS AND WARRANTIES.
Borrower represents and warrants as follows:
5.1.Due Organization and Qualification. Borrower and each Subsidiary is duly existing under the laws of the state in which it is organized and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.
5.2.Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect.
5.3.Collateral. Borrower has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except for Permitted Liens. Other than movable items of personal property such as laptop computers, all Collateral having an aggregate book value in excess of $250,000 is located solely in the Collateral States. All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made. Except as set forth in the Schedule or as permitted under Section 6.6, none of the Borrower’s Cash is maintained or invested with a Person other than Bank or Bank’s affiliates.
5.4.Intellectual Property. Borrower’s Intellectual Property is set forth on Schedule 5.4 hereto. Borrower is the sole owner of the intellectual property created or purchased by Borrower, except for (a) licenses permitted hereunder or granted by Borrower to its customers in the ordinary course of business and (b) over the counter software that is commercially available to the public. To the best of Borrower’s knowledge, each of the copyrights, trademarks and patents created or purchased by Borrower is valid and enforceable, and no part of the intellectual property created or purchased by Borrower has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Borrower that any part of the intellectual property created or purchased by Borrower violates the rights of any third party except, in each case, to the extent such claim would not reasonably be expected to cause a Material Adverse Effect.
5.5.Name; Location of Chief Executive Office. Except as disclosed in the Schedule or for which notice has been provided in accordance with Section 7.2, Borrower has not done business under any name other than that specified on the signature page hereof, and its exact legal name is as set forth in the first paragraph of this Agreement. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.
5.6.Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which a likely adverse decision would reasonably be expected to have a Material Adverse Effect.
5.7.No Material Adverse Change in Financial Statements. All consolidated and consolidating, if applicable, financial statements related to Borrower and any Subsidiary that are delivered by Borrower to Bank fairly present in all material respects Borrower’s consolidated and consolidating, if applicable, financial condition as of the date thereof and Borrower’s consolidated and consolidating, if applicable, results of operations for the period then ended. There has not been a material adverse change in the consolidated or in the consolidating financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.
5.8.Solvency, Payment of Debts. Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement.
5.9.Compliance with Laws and Regulations. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has not violated any statutes, laws, ordinances or rules applicable to it, the violation of which would reasonably be expected to have a Material Adverse Effect. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein except in each case those being contested in good faith with adequate reserves under GAAP or where the failure to file such returns or pay such taxes would not reasonably be expected to have a Material Adverse Effect.
5.10.Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.
5.11.Government Consents. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.
5.12.Inbound Licenses. Except as disclosed on the Schedule or as disclosed pursuant to Section 6.9, Borrower is not a party to, nor is bound by, any material license or other material agreement important for the conduct of Borrower’s business that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property important for the conduct of Borrower’s business, other than this Agreement or the other Loan Documents.
6.AFFIRMATIVE COVENANTS.
Borrower covenants that, until payment in full of all outstanding Obligations (other than inchoate indemnity obligations), and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:
6.1.Good Standing and Government Compliance. Borrower shall maintain its and each of its Subsidiaries’ corporate existence and good standing in their respective states of formation, shall maintain qualification and good standing in each other jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect, and shall furnish to Bank the organizational identification number issued to Borrower by the authorities of the state in which Borrower is organized, if applicable. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, in each case the loss of which or failure to comply with which would reasonably be expected to have a Material Adverse Effect.
6.2.Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (i) as soon as available, but in any event within 30 days after the end of each calendar month, a company prepared consolidated and consolidating, as applicable, balance sheet, income statement, and statement of cash flows covering Borrower’s operations during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (ii) starting with the fiscal year ending December 31, 2016, as soon as available, but in any event within 180 days after the end of Borrower’s fiscal year, audited (or such other level as is required by the Investment Agreement) consolidated and consolidating, as applicable, financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an opinion which is either unqualified, qualified only for going concern related solely to Borrower’s liquidity position or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (iii) annual budget approved by Borrower’s Board of Directors as soon as available but not later than 45 days after the end of each fiscal year of Borrower during the term of this Agreement; (iv) if applicable, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt (excluding any materials provided to such security holders, stockholders, or holders of Subordinated Debt solely in their capacity as members of Borrower’s Board of Directors) and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (v) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of $250,000 or more; (vi) periodic informal clinical updates on any material developments as Borrower may determine or upon request of Bank and (vii) such budgets, sales projections, operating plans or other information related to Borrower’s business generally prepared by Borrower in the ordinary course of business as Bank may reasonably request from time to time.
(a)Within 30 days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate certified as of the last day of the applicable month and signed by a Responsible Officer in substantially the form of Exhibit D hereto.
(b)As soon as possible and in any event within three (3) Business Days after becoming aware of the occurrence and existence of an Event of Default hereunder, Borrower shall deliver to Bank a written statement of a Responsible Officer setting forth details of the Event of Default, and the action which Borrower has taken or proposes to take with respect thereto.
(c)Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours but no more than once a year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof and to check, test, inspect, audit and appraise the Collateral at Borrower’s expense in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.
Borrower may deliver to Bank on an electronic basis any certificates, reports or information required pursuant to this Section 6.2, and Bank shall be entitled to rely on the information contained in the electronic files, provided that Bank in good faith believes that the files were delivered by a Responsible Officer. Borrower shall include a submission date on any certificates and reports to be delivered electronically.

6.3.Inventory and Equipment; Returns. Borrower shall keep all Inventory and Equipment in good and merchantable condition, free from all material defects except for Inventory and Equipment (i) sold in the ordinary course of business, and (ii) for which adequate reserves have been made, in all cases in the United States and such other locations as to which Borrower gives prior written notice. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist on the Closing Date, or as is standard in the industry. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims involving inventory having a book value of more than $500,000.
6.4.Taxes. Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Bank, on demand, proof reasonably satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower or such Subsidiary.
6.5.Insurance. Borrower, at its expense, shall (i) keep the Collateral insured against loss or damage, and (ii) maintain liability and other insurance, in each case as ordinarily insured against by other owners in businesses similar to Borrower’s. All such policies of insurance shall be in such form, with such companies, and in such amounts as is customary for businesses similarly situated to Borrower. All policies of property insurance shall contain a lender’s loss payable endorsement, in a form reasonably satisfactory to Bank, showing Bank as lender’s loss payee. All liability insurance policies shall show, or have endorsements showing, Bank as an additional insured. Any such insurance policies shall specify that the insurer must give at least 20 days’ notice to Bank before canceling its policy for any reason (10 days’ notice for cancellation for reason of non-payment of premium). Within 30 days of the Closing Date, Borrower shall cause to be furnished to Bank a copy of its policies including any endorsements covering Bank or showing Bank as an additional insured. Upon Bank’s request, Borrower shall deliver to Bank certified copies of the policies of insurance and evidence of all premium payments. Proceeds payable under any casualty policy will, at Borrower’s option, be payable to Borrower to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Bank has been granted a first priority security interest, provided that if an Event of Default has occurred and is continuing, all proceeds payable under any such policy shall, at Bank’s option, be payable to Bank to be applied on account of the Obligations.
6.6.Primary Depository. Subject to the provisions of Section 3.1(l) and 3.2(b), Borrower, within thirty (30) days of the Closing Date (the "Transition Period"), shall maintain all its depository and operating accounts with Bank and its primary investment accounts with Bank or Bank’s affiliates; provided that prior to maintaining any investment accounts with Bank’s affiliates, Borrower, Bank, and any such affiliate shall have entered into a securities account control agreement with respect to any such investment accounts, in form and substance satisfactory to Bank. Notwithstanding the above (i) Borrower shall be permitted to maintain Cash in one or more accounts outside of Bank or Bank’s affiliates, provided that the total aggregate amount of Cash maintained in such accounts does not exceed $100,000 at any time and (ii) Borrower may transfer cash to the MSC Subsidiary so long as the MSC Investment Conditions have been met. Each Borrower shall use commercially reasonable efforts to open a MSC Subsidiary deposit account at the Bank.
6.7.Intentionally Omitted.
6.8.Intentionally Omitted.
6.9.Consent of Inbound Licensors. After entering into or becoming bound by any material inbound license or agreement, Borrower shall: (i) on the next Compliance Certificate delivered to Bank after entering into such material license or agreement, provide written notice to Bank of the material terms of such license or agreement with a description of its likely impact on Borrower’s business or financial condition; and (ii) at Bank’s request, in good faith use commercially reasonable efforts to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for Borrower’s interest in such licenses or contract rights to be deemed Collateral and for Bank to have a security interest in it that might otherwise be restricted by the terms of the applicable license or agreement, whether now existing or entered into in the future, provided, however, that the failure to obtain any such consent or waiver shall not constitute a default under this Agreement.
6.10.Creation/Acquisition of Subsidiaries. In the event any Borrower or any Subsidiary (other than the MSC Subsidiary) of any Borrower creates or acquires any Subsidiary, Borrower or such Subsidiary shall promptly notify Bank of such creation or acquisition, and Borrower or such Subsidiary shall take all actions reasonably requested by Bank to achieve any of the following with respect to such "New Subsidiary" (defined as a Subsidiary formed after the date hereof during the term of this Agreement): (i) to cause New Subsidiary to become either a co-Borrower hereunder, if such New Subsidiary (other than an MSC Subsidiary) is organized under the laws of the United States, or a secured guarantor with respect to the Obligations; and (ii) to grant and pledge to Bank a perfected security interest in 100% of the stock, units or other evidence of ownership held by Borrower or its Subsidiaries of any such New Subsidiary which is organized under the laws of a jurisdiction in the United States, and 65% of the stock, units or other evidence of ownership held by Borrower or its Subsidiaries of any such New Subsidiary which is not organized under the laws of a jurisdiction in the United States.
6.11.Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.
7.NEGATIVE COVENANTS.
Borrower covenants and agrees that, so long as any credit hereunder shall be available and until the outstanding Obligations (other than inchoate indemnity obligations) are paid in full or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following without Bank’s prior written consent, which shall not be unreasonably withheld:
7.1.Dispositions. Convey, sell, lease, license, transfer or otherwise dispose of (collectively, to "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, or move cash balances on deposit with Bank to accounts opened at another financial institution not permitted by Section 6.6, in each case, other than Permitted Transfers.
7.2.Change in Name, Location, Executive Office, or Executive Management; Change in Business; Change in Fiscal Year; Change in Control. Change its name or the state of Borrower’s formation or relocate its chief executive office without 30 days prior written notification to Bank; replace or suffer the departure of its chief executive officer or chief financial officer without delivering written notification to Bank within 10 days; fail to appoint an interim replacement or fill a vacancy in the position of chief executive officer or chief financial officer for more than 90 consecutive days; suffer a change on its board of directors which results in the failure of at least one partner of Flagship Ventures Management, Inc. or its Affiliates to serve as a voting member (other than in connection with an IPO), or suffer the resignation of one or more directors from its board of directors in anticipation of the Borrower’s insolvency, in either case without the prior written consent of Bank which may be withheld in Bank's sole discretion; take action to liquidate, wind up, or otherwise cease to conduct business in the ordinary course; engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by Borrower; change its fiscal year end; have a Change in Control.
7.3.Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except where (a) each of the following conditions is applicable: (i) the consideration paid in connection with such transactions (including assumption of liabilities) does not in the aggregate exceed $500,000 during any fiscal year, (ii) no Event of Default has occurred, is continuing or would exist after giving effect to such transactions, (iii) such transactions do not result in a Change in Control, and (iv) Borrower is the surviving entity; or (b) the Obligations (other than inchoate indemnity obligations) are repaid in full concurrently with the closing of any merger or consolidation of Borrower in which Borrower is not the surviving entity; provided, however, that Borrower shall not, without Bank’s prior written consent, enter into any binding contractual arrangement with any Person to attempt to facilitate a merger or acquisition of Borrower, unless (i) no Event of Default exists when such agreement is entered into by Borrower, and (ii) Borrower notifies Bank in advance of entering into such an agreement (provided, the failure to give such notification shall not be deemed a material breach of this Agreement).
7.4.Indebtedness. Create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness prior to the scheduled maturity date, except Indebtedness to Bank.
7.5.Encumbrances. Create, incur, assume or allow any Lien with respect to its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or covenant to any other Person (other than (i) the licensors of in-licensed property with respect to such property or (ii) the lessors of specific equipment or lenders financing specific equipment with respect to such leased or financed equipment) that Borrower in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Borrower’s property.

7.6.Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that Borrower may (i) repurchase the stock of former employees, consultants or directors pursuant to stock repurchase agreements in an aggregate amount not to exceed $250,000 in any fiscal year, so long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase; (ii) repurchase the stock of former employees, consultants or directors pursuant to stock repurchase agreements in any amount where the consideration for the repurchase is the cancellation of indebtedness owed by such former employees, consultants or directors to Borrower regardless of whether an Event of Default exists; (iii) make dividends or distributions solely in the common stock of Borrower; (iv) convert any of its equity or Subordinated Debt securities into other equity or Subordinated Debt securities pursuant to the terms of such securities or otherwise in exchange therefore; (v) purchase capital stock in connection with the exercise of stock options or stock appreciation by way of a cashless exercise, provided that such purchases do not in the aggregate exceed $250,000 per fiscal year and (vi) purchase fractional shares of capital stock arising out of stock dividends, splits or combinations or business combinations in an amount not to exceed $50,000 per fiscal year.
7.7.Investments. Directly or indirectly acquire or own an Investment in, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments, or, subject to the requirements of Section 6.6, maintain or invest any of its investment property with a Person other than Bank or Bank’s affiliates or permit any Subsidiary to do so unless such Person has entered into a control agreement with Bank, in form and substance reasonably satisfactory to Bank, or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower. Notwithstanding the foregoing, if the MSC Investment Conditions have been met and no Event of Default or an event that with the passage of time could result in an Event of Default, shall exist, Borrower may make Investments in a wholly-owned corporation Subsidiary incorporated in Massachusetts for the purpose of holding Investments as a Massachusetts security corporation under 830 CMR 63.38B.1 of the Massachusetts tax code and applicable regulations (as the same may be amended, modified or replaced from time to time) (the "MSC Subsidiary"). If at any time after the incorporation of the MSC Subsidiary the MSC Investment Conditions are not met, then (i) Borrower shall immediately cause the MSC Subsidiary to distribute to Borrower all assets held by the MSC Subsidiary for deposit into an account at Bank, and (ii) the Borrower shall not permit the MSC Subsidiary to hold any assets. Borrower shall not permit the MSC Subsidiary to make any Investments or hold any assets that would cause the MSC Subsidiary to fail to qualify as a Massachusetts security corporation under 830 CMR 63.38B.1 of the Massachusetts tax code and applicable regulations (as the same may be amended, modified or replaced from time to time).
7.8.Capitalized Expenditures. Make Capitalized Expenditures in excess of 175% of the amount approved by Borrower’s Board of Directors and set forth in the most recently approved operating plan delivered to Bank in accordance with Section 6.2(iii) hereof.
7.9.Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) the sale or issuance of equity securities in a bona fide equity investment round to investors; provided no Change of Control occurs as a result, (c) Subordinated Debt, and (d) compensation arrangements approved by Borrower’s Board of Directors.
7.10.Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision affecting Bank’s rights contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent.
7.11.Inventory and Equipment. Store the Inventory or the Equipment of a book value in excess of $500,000 with a bailee, warehouseman, collocation facility or similar third party unless the third party has been notified of Bank’s security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Except for Inventory sold in the ordinary course of business and for movable items of personal property having an aggregate book value not in excess of $500,000, and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory and Equipment only at the location set forth in Section 10 and such other locations of which Borrower gives Bank prior written notice and as to which Borrower has used commercially reasonable efforts to facilitate Bank in taking such actions as may be necessary to perfect its security interest or to obtain a bailee’s acknowledgment of Bank’s rights in the Collateral.
7.12.No Investment Company; Margin Regulation. Become or be controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose.
8.EVENTS OF DEFAULT.
Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:
8.1.Payment Default. If Borrower fails to pay any of the Obligations when due;
8.2.Covenant Default.
(a)If Borrower fails to perform any obligation under Sections 6.2 (financial reporting), 6.4 (taxes), 6.5 (insurance), 6.6 (primary accounts) or 6.7 (financial covenants, if any), or violates any of the covenants contained in Article 7 of this Agreement; or
(b)If Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within 15 days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the 15 day period or cannot after diligent attempts by Borrower be cured within such 15 day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made;
8.3.Material Adverse Change. If there occurs any circumstance or any circumstances which would reasonably be expected to have a Material Adverse Effect;
8.4.Attachment. If any material portion of Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any material portion of Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within fifteen (15) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be made during such cure period);
8.5.Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within 45 days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);
8.6.Other Agreements. If there is an uncured default or other uncured failure to perform in any agreement to which Borrower is a party with a third party or parties (a) resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $300,000, (b) in connection with any lease of real property material to the conduct of Borrower’s business, if such default or failure to perform results in the right of another party to terminate such lease, or (c) that would reasonably be expected to have a Material Adverse Effect;
8.7.Judgments. If a final, uninsured judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $300,000 shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of 10 days (provided that no Credit Extensions will be made prior to the satisfaction or stay of the judgment); or
8.8.Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.
8.9.Guaranty. If any guaranty of all or a portion of the Obligations (a "Guaranty") ceases for any reason to be in full force and effect, or any guarantor fails to perform any obligation under any Guaranty or a security agreement securing any Guaranty (collectively, the "Guaranty Documents"), or any event of default occurs under any Guaranty Document or any guarantor revokes or purports to revoke a Guaranty, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Guaranty Document or in any certificate delivered to Bank in connection with any Guaranty Document, or if any of the circumstances described in Sections 8.3 through 8.9 occur with respect to any guarantor.
9.BANK’S RIGHTS AND REMEDIES.
9.1.Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:
(a)Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 (insolvency), all Obligations shall become immediately due and payable without any action by Bank);
(b)Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit, and Borrower shall promptly deposit and pay such amounts;
(c)Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;
(d)Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;
(e)Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower’s owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;
(f)place a "hold" on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral;
(g)Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, and (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;
(h)Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;
(i)Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate. Bank may sell the Collateral without giving any warranties as to the Collateral. Bank may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Bank sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Bank, and applied to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Bank may resell the Collateral and Borrower shall be credited with the proceeds of the sale;
(j)Bank may credit bid and purchase at any public sale;
(k)Apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of Borrower, any guarantor or any other Person liable for any of the Obligations; and

(l)Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.
Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.
9.2.Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and (g) file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in clause (g) above, regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Bank’s obligation to provide advances hereunder is terminated.
9.3.Accounts Collection. At any time after the occurrence and during the continuation of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank’s security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.
9.4.Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; and/or (b) obtain and maintain insurance policies of the type discussed in Section 6.5 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.
9.5.Bank’s Liability for Collateral. Bank has no obligation to clean up or otherwise prepare the Collateral for sale. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.
9.6.No Obligation to Pursue Others. Bank has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Bank may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Bank’s rights against Borrower. Borrower waives any right it may have to require Bank to pursue any other Person for any of the Obligations.
9.7.Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given. Borrower expressly agrees that this Section 9.7 may not be waived or modified by Bank by course of performance, conduct, estoppel or otherwise.
9.8.Demand; Protest. Except as otherwise provided in this Agreement, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.
10.NOTICES.
Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower:	EVELO BIOSCIENCES, INC.
620 Memorial Drive, Suite 200
Cambridge, MA 02139
Attn: Chief Executive Officer
FAX: ___________________

If to Bank:	Pacific Western Bank
406 Blackwell Street, Suite 240
Durham, North Carolina 27701
Attn: Loan Operations Manager
FAX: (919) 314-3080

with a copy to:	Pacific Western Bank
131 Oliver Street, 2nd Floor
Boston, MA 02110
Attn: Scott Hansen
FAX: (781) 547-0848
The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.
11.CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.
This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of North Carolina, without regard to principles of conflicts of law. Jurisdiction shall lie in the State of North Carolina. All disputes, controversies, claims, actions and similar proceedings arising with respect to Borrower’s account or any related agreement or transaction shall be brought in the General Court of Justice of North Carolina sitting in Durham County, North Carolina or the United States District Court for the Middle District of North Carolina, except as provided below with respect to arbitration of such matters. BANK AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY BANK OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. If the jury waiver set forth in this Section 11 is not enforceable, then any dispute, controversy, claim, action or similar proceeding arising out of or relating to this Agreement, the Loan Documents or any of the transactions contemplated therein shall be settled by final and binding arbitration held in Durham County, North Carolina in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with those rules. The arbitrator shall apply North Carolina law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment upon any award resulting from arbitration may be entered into and enforced by any state or federal court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this Section. The costs and expenses of the arbitration, including without limitation, the arbitrator’s fees and expert witness fees, and reasonable attorneys’ fees, incurred by the parties to the arbitration may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such costs and expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.
12.GENERAL PROVISIONS.
12.1.Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties and shall bind all persons who become bound as a debtor to this Agreement; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole, but reasonable, discretion. Bank shall have the right without the consent of or notice to Borrower to sell, assign, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder. Notwithstanding the foregoing, provided that no Event of Default has occurred hereunder, Bank shall not assign its interest in the Term Loans, the Revolving Line or the Loan Documents to any Person who in Bank’s reasonable discretion is (i) a direct competitor of Borrower, or (ii) a vulture or distressed debt fund.
12.2.Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents (an "Indemnified Person") against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank, its officers, employees and agents as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by an Indemnified Person’s gross negligence or willful misconduct.
12.3.Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.
12.4.Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
12.5.Amendments in Writing, Integration. All amendments to or terminations of this Agreement or the other Loan Documents must be in writing. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the other Loan Documents, if any, are merged into this Agreement and the Loan Documents.
12.6.Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Executed copies of the signature pages of this Agreement sent by facsimile or transmitted electronically in Portable Document Format ("PDF"), or any similar format, shall be treated as originals, fully binding and with full legal force and effect, and the parties waive any rights they may have to object to such treatment.
12.7.Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make any Credit Extension to Borrower. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.
12.8.Confidentiality. In handling any confidential information, Bank and Borrower and all employees and agents of each such party shall exercise the same degree of care that such party exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) in the case of Bank, to the subsidiaries or Affiliates of Bank or Borrower in connection with their present or prospective business relations with Borrower as long as such entities are subject to similar confidentiality provisions, (ii) in the case of Bank, to prospective transferees or purchasers of any interest in the Credit Extensions, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) in the case of Bank, as may be required in connection with the examination, audit or similar investigation of Bank by appropriate authorities and (v) as Bank may reasonably determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of the receiving party when disclosed to such party, or becomes part of the public domain after disclosure to such receiving party through no fault of such receiving party; or (b) is disclosed to such receiving party by a third party, provided the receiving party does not have actual knowledge that such third party is prohibited from disclosing such information.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.
EVELO BIOSCIENCES, INC.

By:__/s/ Jennifer Glennon

Name: Jennifer Glennon

Title: Assistant Secretary

PACIFIC WESTERN BANK

By: /s/ John Orlando

Name: John Orlando

Title: Vice President

[Signature Page to Loan and Security Agreement]

EXHIBIT A
DEFINITIONS
"Accounts" means all presently existing and hereafter arising accounts, contract rights, payment intangibles and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.
"Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and general partners.
"Amortization Start Date" means the first business day of the month immediately following the Availability End Date.
"Authorized Officer" means someone designated as such in the corporate resolution provided by Borrower to Bank in which this Agreement and the transactions contemplated hereunder are authorized by Borrower’s board of directors. If Borrower provides subsequent corporate resolutions to Bank after the Closing Date, the individual(s) designated as "Authorized Officer(s)" in the most recently provided resolution shall be the only "Authorized Officers" for purposes of this Agreement.
"Availability End Date" means February 15, 2018; provided that if Borrower achieves the Equity Milestone, the Availability End Date shall be automatically extended to August 15, 2018 with no further action required by any of the parties hereto.
"Bank Expenses" means all reasonable and documented costs or expenses (including reasonable attorneys’ fees and expenses, whether generated in-house or by outside counsel) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank’s reasonable and documented attorneys’ fees and expenses (whether generated in-house or by outside counsel) incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.
"Borrower’s Books" means all of Borrower’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.
"Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of North Carolina are authorized or required to close.
"Capitalized Expenditures" means current period unfinanced cash expenditures that are capitalized and amortized over a period of time in accordance with GAAP, including but not limited to capitalized cash expenditures for capital equipment, capitalized manufacturing and labor costs as they relate to inventory, and software development.
"Cash" means cash and cash equivalents at Bank or Bank Affiliates subject to an account control agreement acceptable to Bank.
"Change in Control" shall mean a transaction other than (i) an IPO or (ii) a bona fide equity financing or series of financings on terms reasonably acceptable to Flagship Ventures Management, Inc. so long as at least one representative of Flagship Ventures Management, Inc. serves as a voting member of the board of directors, or otherwise reasonably acceptable to Bank, in which any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of a Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of a Borrower, who did not have such power before such transaction.
"Closing Date" means the date of this Agreement.
"Code" means the North Carolina Uniform Commercial Code as amended or supplemented from time to time.

"Collateral" means the property described on Exhibit B attached hereto and all Negotiable Collateral to the extent not described on Exhibit B, except to the extent any such property (i) is non-assignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, ß25-9-406 and ß25-9-408 of the Code), (ii) is property for which the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral, (iii) constitutes the capital stock of a controlled foreign corporation (as defined in the IRC), in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporations entitled to vote or any Subsidiary which sole purpose is to hold the stock of such controlled foreign corporation, or (iv) is property (including any attachments, accessions or replacements) that is subject to a Lien that is permitted pursuant to clause (c) of the definition of Permitted Liens, if the grant of a security interest with respect to such property pursuant to this Agreement would be prohibited by the agreement creating such Permitted Lien or would otherwise constitute a default thereunder, provided, that such property will be deemed "Collateral" hereunder upon the termination and release of such Permitted Lien.
"Collateral State" means the state or states where the Collateral is located, which is Massachusetts.
"Compliance Certificate" means a compliance certificate, in substantially the form of Exhibit D attached hereto, executed by a Responsible Officer of the Borrower.
"Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.
"Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.
"Credit Card Line" means a Credit Extension of up to $100,000, to be used exclusively for the provision of Credit Card Services.
"Credit Card Maturity Date" means August 15, 2017.
"Credit Extension" means each Term Loan, use of Credit Card Services or any other extension of credit by Bank, to or for the benefit of Borrower hereunder.
"Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.
"Equity Milestone" means Borrower has delivered on or prior to December 31, 2016, evidence, satisfactory to Bank in its sole, but reasonable, discretion, that Borrower has (i) received (a) a term sheet(s) from investors satisfactory to Flagship Ventures Management, Inc., pursuant to which such investors agree to purchase at least $30,000,000 in Borrower’s Series B equity securities (the "Series B Term Sheet") and (b) unless the investors party to the Series B Term Sheet agree to purchase at least $45,000,000 in Borrower’s Series B equity securities, a term sheet(s) from counterparties to partnership, corporate, collaboration or licensing arrangements acceptable to Bank in its reasonable discretion, that have been approved and accepted by Borrower’s Board of Directors for a transaction which, combined with the Series B Term Sheet, will yield at least $45,000,000 in the aggregate of committed cash proceeds, and (ii) received at least $30,000,000 in gross cash proceeds from the sale of Borrower’s Series B equity securities.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.
"Event of Default" has the meaning assigned in Article 8.
"GAAP" means generally accepted accounting principles, consistently applied, as in effect from time to time in the United States.
"Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other reimbursement obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations, including but not limited to any sublimit contained herein.
"Insolvency Proceeding" means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
"Intellectual Property" means all of Borrower’s right, title, and interest in and to the following:
(a)Copyrights, Trademarks and Patents;
(b)Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;
(c)Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;
(d)Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;
(e)All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;
(f)All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and
(g)All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.
"Inventory" means all present and future inventory in which Borrower has any interest.
"Investment" means any beneficial ownership of (including stock, partnership or limited liability company interest or other securities) any Person, or any loan, advance or capital contribution to any Person.
"Investment Agreement" means, collectively, Borrower’s stock purchase and other agreement(s) pursuant to which Borrower most recently issued its preferred stock.
"IPO" means the initial public offering of a Borrower’s equity securities.
"IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.
"Letter of Credit" means a commercial or standby letter of credit or similar undertaking issued by Bank at Borrower’s request.
"Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.
"Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other document, instrument or agreement entered into in connection with this Agreement, all as amended or extended from time to time.
"Material Adverse Effect" means a material adverse effect on (i) the operations, business or financial condition of Borrower and its Subsidiaries taken as a whole, (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents, or (iii) Borrower’s interest in, or the value, perfection or priority of Bank’s security interest in the Collateral.

"MSC Investment Conditions" means that Borrower has on deposit with Bank or Bank’s affiliates Cash in an aggregate amount greater than or equal to 120% of the then outstanding principal and accrued interest on the Term Loans.
"MSC Subsidiary" has the meaning assigned in Section 7.7.
"Negotiable Collateral" means all of Borrower’s present and future letters of credit of which it is a beneficiary, drafts, instruments (including promissory notes), securities, documents of title, and chattel paper, and Borrower’s Books relating to any of the foregoing.
"Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise. Notwithstanding the foregoing, "Obligations" shall not include any warrant or equity related investments.
"Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.
"Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.
"Permitted Indebtedness" means:
(a)Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;
(b)Indebtedness existing on the Closing Date and disclosed in the Schedule;
(c)Indebtedness not to exceed $500,000 in the aggregate at any time secured by a lien described in clause (c) of the defined term "Permitted Liens," provided such Indebtedness does not exceed at the time it is incurred the lesser of the cost or fair market value of the property financed with such Indebtedness;
(d)Subordinated Debt;
(e)Indebtedness to trade creditors incurred in the ordinary course of business; and
(f)Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
(g)At all times until the SVB Letter of Credit Expiry Date, the SVB Letter of Credit;
(h)Letters of credit with financial institutions other than Bank incurred in the ordinary course of business in connection with the leasing of real property in an aggregate amount not to exceed $150,000;
(i)Interest rate hedging arrangements with financial institutions other than Bank in an aggregate amount not to exceed $150,000 at any time;
(j)Additional unsecured Indebtedness not to exceed $250,000 in the aggregate at any time; and
(k)Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

"Permitted Investment" means:
(a)Investments existing on the Closing Date disclosed in the Schedule;
(b)(i) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) Bank’s certificates of deposit maturing no more than one year from the date of investment therein, and (iv) Bank’s money market accounts; (v) Investments in regular deposit or checking accounts held with Bank or as otherwise permitted by, and subject to the terms and conditions of, Section 6.6 of this Agreement; and (vi) Investments consistent with any investment policy adopted by the Borrower’s board of directors;
(c)Investments accepted in connection with Permitted Transfers;

(d)Investments (i) of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed $300,000 in the aggregate in any fiscal year and (ii) of Borrower in any MSC Subsidiary otherwise permitted in accordance with the terms of this Agreement;
(e)Investments not to exceed $300,000 outstanding in the aggregate at any time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower’s Board of Directors;
(f)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;
(g)Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (g) shall not apply to Investments of Borrower in any Subsidiary;
(h)Joint ventures or strategic alliances (i) in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed $300,000 in the aggregate in any fiscal year; and (ii) by Borrower of property permitted to be transferred under Section 7.1 in connection with joint ventures or strategic alliances or collaborations of Borrower or a Subsidiary
(i)Investments permitted under Sections 7.3, 7.6 or 7.7; and
(j)Additional Investments, other than Investments in Subsidiaries, by Borrower that do not exceed $300,000 in the aggregate during the term of this Agreement.

"Permitted Liens" means the following:
(a)Any Liens existing on the Closing Date and disclosed in the Schedule (excluding Liens to be satisfied with the proceeds of the Credit Extensions) or arising under this Agreement, the other Loan Documents, or any other agreement in favor of Bank;
(b)Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves;
(c)Liens not to exceed $500,000 in the aggregate at any time (i) upon or in any Equipment (other than Equipment financed by a Credit Extension) acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, in each case provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;
(d)Liens incurred in connection with licenses or sublicenses permitted hereunder;
(e)Statutory Liens securing claims or demands of materialmen, mechanics, carriers, repairmen, or other like Liens imposed without the action of such parties arising in the ordinary course of business;
(f)Liens to secure payment for workers’ compensation, employment insurance, old age pensions, social security or other like obligations incurred in the ordinary course of business;
(g)Non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business, and licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States;
(h)Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;
(i)Liens securing Subordinated Debt;
(j)Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.4 (attachment) or 8.7 (judgments);
(k)Leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business);
(l)Liens in favor of other financial institutions arising in connection with Borrower’s deposit accounts held at such institutions to secure standard fees for deposit services charged by, but not financing made available by such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts to the extent required by Section 6.6; and
(m)Liens securing reimbursement obligations in connection with the SVB Letter of Credit.

"Permitted Transfer" means the conveyance, sale, lease, transfer or disposition by Borrower or any Subsidiary of:
(a)Inventory in the ordinary course of business;
(b)licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business;
(c)worn-out, surplus or obsolete Equipment not financed with the proceeds of Credit Extensions;
(d)grants of security interests and other Liens that constitute Permitted Liens;
(e)Transfers that constitute Permitted Investments (including transfers to an MSC Subsidiary that are otherwise permitted hereunder);
(f)Cash in the ordinary course of business, unless otherwise prohibited by the terms of this Agreement; and
(g)other assets of Borrower or its Subsidiaries that do not in the aggregate exceed $250,000 during any fiscal year.

"Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.
"Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.
"Responsible Officer" means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, Vice President of Finance and the Controller of Borrower, as well as any other officer or employee identified as an Authorized Officer in the corporate resolution delivered by Borrower to Bank in connection with this Agreement.
"Schedule" means the schedule of exceptions attached hereto and approved by Bank, if any.
"SOS Reports" means the official reports from the Secretaries of State of each Collateral State, the state where Borrower’s chief executive office is located, the state of Borrower’s formation and other applicable federal, state or local government offices identifying all current security interests filed in the Collateral and Liens of record as of the date of such report.
"Subordinated Debt" means any debt incurred by Borrower that is subordinated in writing to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank).
"Subsidiary" means any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than 50% of the stock, limited liability company interest or joint venture of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.
"SVB Letter of Credit" means letter of credit number SVBSF010185 issued by Silicon Valley Bank at the request of Borrower in the face amount of One Hundred Seventy-Five Thousand Dollars ($175,000).
"SVB Letter of Credit Expiry Date" is July 15, 2017.
"Term Loan Maturity Date" means August 15, 2020.
"Term Loan or "Term Loans" have the meaning assigned in Section 2.1(b)(i).
"Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.
"Tranche" means any of Tranche A or Tranche B.
"Tranche A" has the meaning assigned in Section 2.1(b)(i).
"Tranche A Term Loan or Tranche A Term Loans" has the meaning assigned in Section 2.1(b)(i).

"Tranche B" has the meaning assigned in Section 2.1(b)(i).
"Tranche B Term Loan or Tranche B Term Loans" has the meaning assigned in Section 2.1(b)(i).
[Balance of Page Intentionally Left Blank]

DEBTOR            EVELO BIOSCIENCES, INC.
SECURED PARTY:        PACIFIC WESTERN BANK
EXHIBIT B
COLLATERAL DESCRIPTION ATTACHMENT TO LOAN AND SECURITY AGREEMENT
All personal property of Borrower (herein referred to as "Borrower" or "Debtor") whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:
(h)all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), financial assets, general intangibles (including patents, trademarks, copyrights, goodwill, payment intangibles, domain names and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and
(i)any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the North Carolina Uniform Commercial Code, as amended or supplemented from time to time, including revised Article 9 of the Uniform Commercial Code-Secured Transactions.
Notwithstanding the foregoing, the Collateral shall not include property (a) nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, ß25-9-406 and ß25-9-408 of the Uniform Commercial Code), (b) constitutes the capital stock of a controlled foreign corporation (as defined in the IRC), in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporations entitled to vote or any Subsidiary with the sole purpose to hold the stock of such controlled foreign corporation, (c) property (including any attachments, accessions or replacements) that is subject to an Equipment lien, if the grant of a security interest with respect to such property would be prohibited by the agreement creating such lien or would otherwise constitute a default thereunder, provided, that such property will be deemed "Collateral" hereunder upon the termination and release of such lien; or (d) any of the intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Borrower, or in which Borrower now holds or hereafter acquires or receives any right or interest (collectively, the "Intellectual Property"); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the "Rights to Payment").
Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of August 15, 2016, include the Intellectual Property to the extent and only to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment, and further provided, however, that Bank’s enforcement rights with respect to any security interest in the Intellectual Property shall be absolutely limited to the Rights to Payment only, and Bank shall have no recourse whatsoever with respect to the underlying Intellectual Property.

EXHIBIT C
LOAN ADVANCE / PAYDOWN REQUEST FORM
[Please refer to New Borrower Kit]

EXHIBIT D
COMPLIANCE CERTIFICATE
[Please refer to New Borrower Kit]

EXHIBIT E
WARRANT TO PURCHASE STOCK
[See attached]

SCHEDULE OF EXCEPTIONS

Permitted Indebtedness (Exhibit A)
None
Permitted Investments (Exhibit A) -
None
Permitted Liens (Exhibit A) -
None
Bank Accounts (Section 5.3) -
Checking Accounts:
SILICON VALLEY BANK
3003 TASMAN DRIVE
2ND FLOOR, MAIL SORT HF210
SANTA CLARA, CALIFORNIA 95054

Account Number: 3301272839-2
Purpose: Old Operating Account

COMERICA BANK
226 AIRPORT PARKWAY
SAN JOSE, CA 95110-4348

Account Number: 1894979291
Purpose: Operating Account

Account Number: 1894979291
Purpose: Money Market Account

Intellectual Property (Section 5.4) -
Patents:

Title	Jurisdiction	Application No.	Filing date
Methods and Compositions	US	62/162562	5/15/15
Modified Clostridium, Listeria, or Salmonella for the Treatment of Cancer	US	62/202,639	8/7/15
Microbiome-Based Cancer Diagnostics	US	62/212,415	8/31/15
Microbial Composition and Their Use In Treatment and Prevention Of Allergies	US	62/214153	9/3/15
Microbiome-Based Cancer Prognostics	US	62/220,124	9/17/15
Microbial Compositions and Uses Thereof	US	62/241,644	10/14/15
Bacterial Delivery of Cancer Therapeutics	US	62/241,645	10/14/15
Methods Of Administering Agents According To Rorc Levels	US	62/243664	10/19/15

Use Of Exosomes In The Treatment and Prevention Of Allergies	US	62/248244	10/29/15
Methods Of Administering Agents According To Rorc Levels	US	62/253121	11/9/15
Xylose Compositions and Methods For Use Thereof	US	62/257714	11/19/15
Probiotic and Prebiotic Compositions, and Methods Of Use Thereof For Modulation Of The Microbiome	US	14/952891	11/25/15
Probiotic and Prebiotic Compositions, and Methods Of Use Thereof For Modulation Of The Microbiome	WO	PCT/US15/62805	11/25/15
Probiotic and Prebiotic Compositions, and Methods Of Use Thereof For Treatment and Prevention Of Graft Verses Host Disease	US	14/952887	11/25/15
Probiotic and Prebiotic Compositions, and Methods Of Use Thereof For Treatment and Prevention Of Graft Versus Host Disease	US	14/952892	11/25/15
Probiotic and Prebiotic Compositions, and Methods Of Use Thereof For Trearment and Prevention Of Graft Versus Host Disease	WO	PCT/US15/62808	11/25/15
Probiotic and Prebiotic Compositions, and Methods Of Use Thereof For Treatment and Prevention Of Graft Versus Host Disease	WO	PCT/US15/62810	11/25/15
Probiotic and Prebiotic Compositions, and Methods Of Use Thereof For Treament Of Gastrointestinal Disorders	US	14/952894	11/25/15
Probiotic and Prebiotic Compositions, and Methods Of Use Thereof For Treament Of Gastrointestinal Disorders	WO	PCT/US15/62809	11/25/15
Probiotic Compositions Containing Clostridiales For Inhibiting Inflammation	US	14/952895	11/25/15
Probiotic Compositions Containing Clostridiales For Inhibiting Inflammation	WO	PCT/US15/62806	11/25/15
Probiotic and Prebiotic Compositions, and Methods Of Use Thereof For Treatment and Prevention Of Graft Versus Host Disease	US	14/968086	12/14/15
Enhanced Bifidobacteria Using Genome	US	62/276,150	1/7/16
Immune Assays	US	62/276,151	1/7/16
Immune Checkpoint Inhibitor Efficacy Biomarkers	US	62/276,153	1/7/16
Bone Marrow Transplant Efficacy Biomarkers	US	62/276,155	1/7/16
CAR-T Efficacy Biomarkers	US	62/276,161	1/7/16
Immunotherapy Efficacy Biomarkers	US	62/276,163	1/7/16
Bacterial Outer Membrane Vesicles for Immune and Anti-Cancer Response (Bifido)	US	62/280,656	1/19/16
Bacterial Outer Membrane Vesicles for Immune and Anti-Cancer Response (Strep)	US	62/280,658	1/19/16
Microbial Compositions and Their Use in Treatment and Prevention of Drug Allergies	US	62/288,384	1/28/16
Bacterial and Prebiotic Compositions and Methods of Production and Use Thereof	WO	PCT/US16/18539	2/18/16
Probiotic and Prebiotic Compositions, Methods of Use Thereof for Treatment of Disorders	WO	PCT/US16/18551	2/18/16
Prebiotic Compounds, Compositions, and Methods of Use Thereof for Treatment of Neurological Disorders	US	62/298,556	2/23/16
Use Of Exosomes In The Treatment and Prevention Of Allergies	US	62/324,857	4/19/16
Use Of Exosomes In The Treatment and Prevention Of Allergies	US	62/344,775	6/2/16

Trademark applications and registrations:

EVELO; US; Application No. 86/582,465; Classes 9, 32, 42, and 44; Filed March 31, 2015
ONCOBIOME; US; Application No. 86/300,247; Classes 5, 9, 10, 42 and 44; Filed June 4, 2014
ONCOBIOTIC; US; Application No. 86/808,587; Class 5; Filed November 3, 2015
BIA; US; Application No. 86/808,590; Class 5; Filed November 3, 2015

Copyrights applications and registrations:

None

Prior Names (Section 5.5) -
VL28, Inc.
VL 28, LLC
VL 31, Inc.
Epiva Therapeutics, Inc.
Epiva Biosciences, Inc.
Evelo Therapeutics, Inc.

The principal place of business is 620 Memorial Drive, Suite 200 West, Cambridge, MA 02139

Litigation (Section 5.6) -
None
Inbound Licenses (Section 5.12) -
Exclusive License Agreement between University of Chicago and Evelo for a royalty bearing worldwide exclusive license to the Patent Rights within the Field of Treatment of Cancer by Manipulation of Commensal Microflora. Effective Date March 10, 2016.
Exclusive Research and License Agreement between Mayo Foundation for Medical Education and Research and Evelo to advance immune-microbiome-based therapies for cancer. Effective Date June 10, 2016.

CORPORATE RESOLUTION

The undersigned duly elected and qualified Secretary of EVELO BIOSCIENCES, INC. (the "Company") does hereby certify, solely in his or her capacity as an officer of the Company and not in any individual capacity, that the following is a true and correct copy of certain resolutions adopted by the Company’s Board of Directors in accordance with applicable law and the Company’s bylaws, and that such resolutions are now unmodified and in full force and effect:

BE IT RESOLVED, that:

1)
Any one (1) of the following, duly elected officers of the Company (each, an "Authorized Officer") whose genuine original signature appears next to his or her name is authorized to act for, on behalf of, and in the name of the Company in connection with the resolutions below:

Title	Name	Authorized Signature
__________________________________	__________________________________	__________________________________
__________________________________	__________________________________	__________________________________
__________________________________	__________________________________	__________________________________
__________________________________	__________________________________	__________________________________

2)	Any Authorized Officer may:

a)
Borrow money from time to time from Pacific Western Bank (the "Bank"), and may negotiate and procure loans, letters of credit, foreign exchange contracts and other financial accommodations from Bank, including without limitation, that certain Loan and Security Agreement dated as of August 15, 2016, and also to execute and deliver to Bank one or more renewals, extensions, or modifications thereof;

b)
Give security for any liabilities of the Company to Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Company;

c)
Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Company, whether or not registered in the name of the Company;

d)	Discount with the Bank, commercial or other business paper belonging to the Company made or drawn by or upon third parties, without limit as to amount;

e)	Authorize and direct the Bank to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign;

f)	Issue a warrant or warrants to purchase the Company’s capital stock;

g)
Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, any or all of which may relate to all or to substantially all of the Company’s property and assets.

3)
The Authorized Officers may designate additional or alternate individuals as being authorized to request loan advances, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as he or she may in his or her discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

4)
Any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, and the authority conferred herein may be exercised singly by any such officer, and these resolutions shall continue in full force and effect until written notice of modification or revocation is received and accepted by Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions). Bank may rely upon any form of notice, which it in good faith believes to be genuine or what it purports to be.

5)
The Resolutions are in full force and effect as of the date of this Certificate and are intended to replace, as of this date, any Resolutions previously given by the Company to Bank in connection with the matters described herein; these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, revoked or modified; neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Company or of any agreement, indenture or other instrument to which the Company is a party or by which it is bound; and to the extent the articles of incorporation or bylaws of the Company or any agreement, indenture or other instrument to which the Company is a party or by which it is bound require the vote or consent of shareholders of the Company to authorize any act, matter or thing described in the foregoing Resolutions, such vote or consent has been obtained.

In Witness Whereof, I have affixed my name as Secretary and have caused the corporate seal (where available) of said Company to be affixed on August 15, 2016.

USA PATRIOT ACT
NOTICE
OF
CUSTOMER IDENTIFICATION

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.
WHAT THIS MEANS FOR YOU: when you open an account, we will ask your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

PACIFIC WESTERN BANK
AUTOMATIC DEBIT AUTHORIZATION
Member FDIC

To: Pacific Western Bank

Re: Loan # ___________________________________

You are hereby authorized and instructed to charge account No. _________________________ in the name of EVELO BIOSCIENCES, INC.
for facility fees, principal, interest and other payments due on above referenced loan as set forth below and credit the loan referenced above.

__X__Debit each interest payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

__X__Debit each principal payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

__X__Debit each payment for Bank Expenses as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

This Authorization is to remain in full force and effect until revoked in writing.

Borrower Signature	Date

FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
This First Amendment to Loan and Security Agreement (the "Amendment") is entered into as of June 14, 2017, by and between PACIFIC WESTERN BANK, a California state chartered bank ("Bank"), and EVELO BIOSCIENCES, INC. ("Borrower").
RECITALS
Borrower and Bank are parties to that certain Loan and Security Agreement dated as of August 15, 2016 (as amended from time to time, the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:

1)
Pursuant to Section 6.2(ii) of the Agreement, Borrower is required to deliver to Bank, within 180 days after the end of each of Borrower’s fiscal years, annual audited consolidated and consolidating financial statements for such fiscal year (the "Annual Audited Financials"). Bank hereby extends the due date for Borrower to provide its Annual Audited Financials for the 2016 fiscal year to August 30, 2017.

2)	The following defined term in Exhibit A to the Agreement is hereby amended and restated, as follows:
"Credit Card Line" means a Credit Extension of up to $150,000, to be used exclusively for the provision of Credit Card Services.

3)
Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

4)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

5)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by Borrower;

b)
payment of all Bank Expenses, including Bank’s expenses for the documentation of this amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower's accounts; and

c)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

EVELO BIOSCIENCES, INC.	PACIFIC WESTERN BANK
By: _/s/ Jennifer Glennon______________	By: _/s/ Scott Hansen_________________
Name: _Jennifer Glennon______________ Title: _Head of Finance & Operations____	Name: _Scott Hansen_________________ Title: __SVP_______________________

[Signature Page to First Amendment to Loan and Security Agreement]

SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
This Second Amendment to Loan and Security Agreement (this "Amendment") is entered into as of August 18, 2017, by and between PACIFIC WESTERN BANK, a California state chartered bank ("Bank"), and EVELO BIOSCIENCES, INC. ("Borrower").
RECITALS
Borrower and Bank are parties to that certain Loan and Security Agreement dated as of August 15, 2016 (as amended from time to time, the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:

1)	The following defined term in Exhibit A to the Agreement is hereby amended and restated, as follows:
"Credit Card Maturity Date" means August 14, 2018.

2)
Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

3)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

4)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

5)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by Borrower;

b)
payment of all Bank Expenses, including Bank’s expenses for the documentation of this amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower's accounts; and

c)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

EVELO BIOSCIENCES, INC.	PACIFIC WESTERN BANK
By: _/s/ Jennifer Glennon______________	By: _/s/ Scott Hansen_________________
Name: _Jennifer Glennon______________ Title: _VP, Finance and Operations______	Name: _Scott Hansen_________________ Title: _SVP________________________

[Signature Page to Second Amendment to Loan and Security Agreement]

THIRD AMENDMENT TO
LOAN AND SECURITY AGREEMENT
This Third Amendment to Loan and Security Agreement (this "Amendment") is made and entered into as of February 7, 2018 by and between PACIFIC WESTERN BANK, a California state chartered bank ("Bank"), EVELO BIOSCIENCES, INC. (individually or collectively, as the context may require, "Borrower").
RECITALS
Borrower and Bank are parties to that certain Loan and Security Agreement dated as of August 15, 2016, as amended by that certain First Amendment to Loan and Security Agreement, dated as of June 14, 2017, and that certain Second Amendment to Loan and Security Agreement, dated as of August 18, 2017 (as further amended, restated, supplemented or otherwise modified from time to time, the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:

1)	Amendments to Agreement.

a)	Section 2.1(b) of the Agreement is hereby amended and restated, as follows:
(b)Term Loan.
(i)Prior to the Third Amendment Date, Borrower has requested and Bank has made, term loans in an aggregate principal amount of $10,000,000 (the "Existing Term Loans"). As of the Third Amendment Date, the aggregate principal amount of Existing Term Loans is $10,000,000. On the Third Amendment Date, Borrower shall request and Bank agrees to make a new term loan in original principal amount of $15,000,000 (the "Term Loan"), which shall be applied first to refinance in full the Existing Term Loans, and then, for general working capital purposes and for capital expenditures. As of the Third Amendment Date, Bank’s commitment to make the Tranche B Term Loans shall be terminated.
(ii)Interest shall accrue from the date of the Term Loan at the rate specified in Section 2.3(a), and shall be payable monthly in arrears on the 15th day of the month, beginning on February 15, 2018, and continuing on the same day of each month each month thereafter. Any Term Loans that are outstanding on August 15, 2019 shall be payable in 24 equal monthly installments of principal, plus all accrued interest, beginning on September 15, 2019 and continuing on the same day of each month thereafter through the Term Loan Maturity Date, at which time all amounts due in connection with the Term Loan and any other amounts due under this Agreement shall be immediately due and payable. The Term Loan, once repaid, may not be reborrowed.
(iii)    Borrower may prepay all but not less than all of the Term Loan at any time, provided that Borrower may not reborrow any amount so prepaid, and provided further that upon any prepayment, including any prepayment due to the occurrence of an Event of Default, Borrower shall pay, in addition to all outstanding principal and accrued interest on the Term Loans, the Prepayment Fee.

b)	Section 2.3(a) of the Agreement is hereby amended and restated to read as follows:
(a)Interest Rate. Except as set forth in Section 2.3(b), the Term Loan shall bear interest, on the outstanding daily balance thereof, at a variable annual rate equal to the greater of (A) 0.25% above the Prime Rate then in effect, or (B) 4.50%.

c)	Section 2.3(c) of the Agreement is hereby amended and restated to read as follows:
(c)     Payments. Interest under the Term Loans shall be due and payable monthly in arrears on the 15th calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, fees, all Bank Expenses, and all Periodic Payments, in each case, if and when due, against first, a deposit account designated by Borrower in writing, and second, if insufficient funds remain in such account, any of Borrower’s other deposit accounts. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

d)	Section 2.5 of the Agreement is hereby amended and restated to read as follows:
2.5    Fees. Borrower shall pay to Bank the following:

(a)    Facility Fee. On the Third Amendment Date, a facility fee of $25,000, which shall be nonrefundable;
(b)    Prepayment Fee. The Prepayment Fee, when due hereunder.
(c)    Success Fee. Upon a Liquidity Event, Borrower shall pay to Bank a fee of $250,000 (the "Success Fee"). This Section 2.5(c) shall survive any termination of this Agreement until the earlier of (i) payment of full of the Success Fee and (ii) February 7, 2028.
(d)    Bank Expenses. On the Closing Date, all Bank Expenses incurred through the Closing Date (which have been paid as of the Third Amendment Date), and thereafter, all Bank Expenses as and when they become due.

e)	Subsection (a) of Section 3.3 of the Agreement is hereby amended and restated to read as follows:
(a)    [Reserved.]

f)	Section 6.6 of the Agreement is hereby amended and restated to read as follows:
6.6    Primary Depository. Borrower shall maintain all its depository and operating accounts with Bank and its primary investment accounts with Bank or Bank's affiliates; provided that prior to maintaining any investment accounts with Bank's affiliates, Borrower, Bank, and any such affiliate shall have entered into a securities account control agreement with respect to any such investment accounts, in form and substance satisfactory to Bank. Notwithstanding the above, (a) Borrower shall be permitted to maintain Cash in one or more accounts outside of Bank or Bank's affiliates with a control agreement, provided that the total aggregate amount of Cash maintained in deposit accounts or investment accounts of Borrower at Bank exceed 200% of the sum of (i) the aggregate original principal amount of the Term Loan plus (ii) the maximum amount of the Credit Card Line, and (b) Borrower may transfer cash to the MSC Subsidiary so long as the MSC Investment Conditions have been met. Borrower shall use commercially reasonable efforts to open a MSC Subsidiary deposit account at the Bank.

g)	Section 7.8 of the Agreement is hereby amended to replace the reference to "175%" with "200%".

h)	Exhibit A of the Agreement is hereby amended to amend or add the definitions set forth below in appropriate alphabetical order, as applicable:
"Credit Extension" means the Term Loan, the Credit Card Services provided under the Credit Card Line, or any other extension of credit by Bank to or for the benefit of Borrower hereunder.
"Liquidity Event" means (a) any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of Borrower, (b) any reorganization, consolidation, merger or sale of the voting securities of Borrower or any other transaction where the holders of Borrower’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction, or (c) an initial public offering of Borrower’s equity securities.
"Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise. Notwithstanding the foregoing, "Obligations" shall not include the Success Fee, any warrant or equity related investments.
"Prepayment Fee" means a fee in an amount equal to (i) 2.0% of the principal amount prepaid, with respect to a prepayment made on or prior to August 15, 2018, and (ii) 0.5% of the principal amount prepaid, with respect to a prepayment made after August 15, 2018 but on or prior to August 15, 2019. For the avoidance of doubt, no Prepayment Fee shall be required for any prepayments made on or after August 15, 2019.
"Term Loan" has the meaning set forth in Section 2.1(b)(i).
"Term Loan Maturity Date" means August 15, 2021.
"Third Amendment Date" means February 7, 2018.

i)
Exhibit A of the Agreement is hereby amended to delete the following defined terms and related definitions: "Availability End Date", Equity Milestone", "Tranche A", "Tranche A Term Loan or Tranche A Term Loans", "Tranche B", and "Tranche B Term Loan or Tranche B Term Loans".

j)	The Schedule attached to the Agreement is hereby amended and restated as set forth in the Schedule attached hereto.

2)
Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

3)	Borrower represents and warrants that:

a)	No Material Effect has occurred and is continuing;

b)	Borrower is in compliance with Section 6.6 of the Agreement, as amended by this Amendment;

c)
The execution, delivery and performance of the Agreement and this Amendment are within Borrower’s powers, have been duly authorized, and are not in conflict with, nor constitute a breach of any provision contained in Borrower’s Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect;

d)
the representations and warranties of Borrower contained in the Agreement are true and correct in all material respects as of the date of this Amendment (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date).

4)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

5)	The provisions of Sections 11 and 12 are hereby incorporated herein, provided that all references to the "Agreement", shall mean the Agreement, as amended by this Amendment.

6)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
a)this Amendment, duly executed by Borrower;
b)a warrant to purchase stock, duly executed by Borrower;
c)an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;
d)delivery of the Loan Advance/Paydown Request Form in accordance with Section 2.1 and satisfaction of all other conditions set forth in Section 3.2;
e)payment of the facility fee in accordance with Section 2.5 of the Agreement, as amended hereby, and all Bank Expenses incurred through the date of this Amendment, including Bank’s reasonable expenses for the documentation of this Amendment and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and
f)such other documents and completion of such other matters, as Bank may have reasonably requested.

7)
Borrower agrees to use commercially reasonable efforts to provide a landlord waiver, duly executed by Borrower and the applicable landlord, with respect to its leased premises at 620 Memorial Drive, Suite 200, Cambridge, MA 02139, in form satisfactory to Bank, within 90 days of the Third Amendment Date.

8)
Pursuant to Section 6.3 of the Agreement, Borrower hereby notifies Bank of Inventory and Equipment held at Biose Industrie, 24, Avenue Georges Pompidou CS 70429 Arpajon-Sur-Cere, Aurillace Cedex, 1 15004, France, and pursuant to Section 7.11 of the Agreement, Bank hereby approves of such location and waives any requirement to provide a landlord or bailee waiver for such location.

[remainder of page intentionally left blank]

[SIGNATURE PAGE TO THIRD AMENDMENT]
IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

EVELO BIOSCIENCES, INC. By: /s/ Jennifer Glennon Name: Jennifer Glennon Title: Vice President, Finance and Operations
PACIFIC WESTERN BANK By: /s/ Stephen J. Burns Name: Stephen J. Burns Title: Vice President

SCHEDULE OF EXCEPTIONS

Permitted Indebtedness (Exhibit A)
None
Permitted Investments (Exhibit A) -
None
Permitted Liens (Exhibit A) -
None
Bank Accounts (Section 5.3) -
Checking Accounts:
SILICON VALLEY BANK
3003 TASMAN DRIVE
2ND FLOOR, MAIL SORT HF210
SANTA CLARA, CALIFORNIA 95054

Account Number: 3301272839-2
Purpose: Old Operating Account

COMERICA BANK
226 AIRPORT PARKWAY
SAN JOSE, CA 95110-4348

Account Number: 1894979291
Purpose: Operating Account

Account Number: 1894979291
Purpose: Money Market Account

Intellectual Property (Section 5.4) -
Patents:

Patents:

Title	Country/Region	Patent No. (Application No.)	Issue Date (Filing Date)
PROBIOTIC AND PREBIOTIC COMPOSITIONS, AND METHODS OF USE THEREOF FOR TREATMENT AND PREVENTION OF GRAFT VERSUS HOST DISEASE	United States of America	9,603,878 (14/968086) McCarter Ref. EPI014-US1CN (01904)	3/28/17 (12/14/15)
PROBIOTIC COMPOSITIONS CONTAINING CLOSTRIDIALES FOR INHIBITING INFLAMMATION	United States of America	9,610,307 (14/952895) McCarter Ref. EPI016 (02102)	4/4/17 (11/25/15)

Patent applications:

Title	Country/Region	Application no.	Filing date

PROBIOTIC AND PREBIOTIC COMPOSITIONS, AND METHODS OF USE THEREOF FOR MODULATION OF THE MICROBIOME	United States of America	14/952891 McCarter Ref. 01802	11/25/15
PROBIOTIC AND PREBIOTIC COMPOSITIONS, AND METHODS OF USE THEREOF FOR MODULATION OF THE MICROBIOME	Australia	2015353425 McCarter Ref. 01824	6/21/17
PROBIOTIC AND PREBIOTIC COMPOSITIONS, AND METHODS OF USE THEREOF FOR MODULATION OF THE MICROBIOME	Canada	2973223 McCarter Ref. 01826	7/6/17
PROBIOTIC AND PREBIOTIC COMPOSITIONS, AND METHODS OF USE THEREOF FOR MODULATION OF THE MICROBIOME	China	2015800745356 McCarter Ref. 01828	7/25/17
PROBIOTIC AND PREBIOTIC COMPOSITIONS, AND METHODS OF USE THEREOF FOR MODULATION OF THE MICROBIOME	Europe	15816292.5 McCarter Ref. 01835	6/23/17
PROBIOTIC AND PREBIOTIC COMPOSITIONS, AND METHODS OF USE THEREOF FOR TREATMENT OF GASTROINTESTINAL DISORDERS	United States of America	14/952894 McCarter Ref. 02002	11/25/15
USE OF MICROBIAL COMPOSITIONS IN THE TREATMENT AND PREVENTION OF ALLERGIES	United States of America	15/487280 McCarter Ref. 01306	4/13/17
PROBIOTIC AND PREBIOTIC COMPOSITIONS, AND METHODS OF USE THEREOF FOR TREATMENT AND PREVENTION OF GRAFT VERSUS HOST DISEASE	United States of America	15/495522 McCarter Ref. 01905	4/24/17
PROBIOTIC AND PREBIOTIC COMPOSITIONS, AND METHODS OF USE THEREOF FOR TREATMENT AND PREVENTION OF GRAFT VERSUS HOST DISEASE	United States of America	15/664310 McCarter Ref. 01906	7/31/17
PROBIOTIC COMPOSITIONS CONTAINING CLOSTRIDIALES FOR INHIBITING INFLAMMATION	United States of America	15/438271 McCarter Ref. 02103	2/21/17
COMBINATION THERAPIES FOR TREATING CANCER (BCG)	PCT	PCT/US17/66701	12/15/17 (12/16/16)

METHODS OF TREATING CANCER USING PARABACTEROIDES	PCT	PCT/US17/66709	12/15/17 (12/16/16)
COMBINATION THERAPIES FOR TREATING MELANOMA (BCG)	PCT	PCT/US17/66711	12/15/17 (12/16/16)
METHODS OF TREATING COLORECTAL CANCER USING PARABACTEROIDES GOLDSTEINII	PCT	PCT/US17/66713	12/15/17 (12/16/16)
METHODS OF TREATING CANCER (intratumoral bacterial overabundance/underabundance)	United States of America	15/874153	1/18/18
METHODS OF TREATING CANCER (intratumoral bacterial overabundance/underabundance)	PCT	PCT/US18/14209	1/18/18
METHODS OF TREATING CANCER (intratumoral bacterial overabundance/underabundance)	United States of America	15/874157	1/18/18
METHODS OF TREATING CANCER (intratumoral bacterial overabundance/underabundance)	PCT	PCT/US18/14164	1/18/18
METHODS OF TREATING CANCER USING PARABACTEROIDES (same app. re-filed with figure)	United States of America	62/459033	2/14/17
METHODS OF TREATING CANCER USING BIFIDOBACTERIUM ANIMALIS SSP. LACTIS (ES310)	United States of America	62/528669	7/5/17
POLYMER COMPOSITIONS	United States of America	62/538467	7/28/17
TREATING CANCER AND INFLAMMATION USING A BLAUTIA STRAIN (ES1114)	United States of America	62/551554	8/29/17
BACTERIAL EXTRACELLULAR VESICLES	United States of America	62/556015	9/8/17
EXTRACELLULAR VESICLES FROM PREVOTELLA	United States of America	62/556020	9/8/17
TREATING CANCER USING A BLAUTIA STRAIN (ES1114 labeling error corrected)	United States of America	62/573406	10/17/17
IDENTIFICATION OF BACTERIA FOR CANCER THERAPY (IP-10)	United States of America	62/572139	10/13/17
MONOCLONAL MICROBIAL POPULATIONS	United States of America	62/572144	10/13/17
SELECTED BACTERIA WITH IMPROVED PROPERTIES	United States of America	62/582552	11/7/17

COMPOSITIONS AND METHODS FOR TREATING IMMUNE DISORDERS USING A BLAUTIA STRAIN	United States of America	62/585782	11/14/17
COMPOSITIONS AND METHODS FOR TREATING IMMUNE DISORDERS USING A LACTOCOCCUS LACTIS CREMORIS STRAIN (EDP1066/ES977)	United States of America	62/586604	11/15/17
COMPOSITIONS AND METHODS FOR TREATING IMMUNE DISORDERS USING LACHNOSPIRACEAE BACTERIA	United States of America	PENDING	1/31/18

Section 2.8(c)(i)
EVELO LICENSED PATENTS (U. CHICAGO)

Title	Country/Region	Patent No. (Application No.)	Issue Date (Filing Date)
TREATMENT OF CANCER BY MANIPULATION OF COMMENSAL MICROFLORA	United States of America	9,855,302 (15/170,284)	1/2/18 (6/3/16)

Title	Country/Region	Application no.	Filing Date
TREATMENT OF CANCER BY MANIPULATION OF COMMENSAL MICROFLORA	United States of America	15/718,735	9/28/17
TREATMENT OF CANCER BY MANIPULATION OF COMMENSAL MICROFLORA	Argentina	P160101610	6/3/16
TREATMENT OF CANCER BY MANIPULATION OF COMMENSAL MICROFLORA	Taiwan	105117266 TW	6/4/16
TREATMENT OF CANCER BY MANIPULATION OF COMMENSAL MICROFLORA	Venezuela	2016000241	6/4/16
TREATMENT OF CANCER BY MANIPULATION OF COMMENSAL MICROFLORA	United States of America	PCT/US16/35228	6/4/16
TREATMENT OF CANCER BY MANIPULATION OF COMMENSAL MICROFLORA	Uruguay	36701	6/9/16
TREATMENT OF CANCER BY MANIPULATION OF COMMENSAL MICROFLORA	Australia	2016270750	Effective filing date 6/1/16
TREATMENT OF CANCER BY MANIPULATION OF COMMENSAL MICROFLORA	Brazil	BR 112017025813-7	Effective filing date 6/1/16
TREATMENT OF CANCER BY MANIPULATION OF COMMENSAL MICROFLORA	Canada	2987129	Effective filing date 6/1/16
TREATMENT OF CANCER BY MANIPULATION OF COMMENSAL MICROFLORA	Chile	2017-3024	Effective filing date 6/1/16

TREATMENT OF CANCER BY MANIPULATION OF COMMENSAL MICROFLORA	China	2.0168E+11	Effective filing date 6/1/16
TREATMENT OF CANCER BY MANIPULATION OF COMMENSAL MICROFLORA	Europe	16804316.4EPO	Effective filing date 6/1/16
TREATMENT OF CANCER BY MANIPULATION OF COMMENSAL MICROFLORA	India	App. No. Pending	Effective filing date 6/1/16
TREATMENT OF CANCER BY MANIPULATION OF COMMENSAL MICROFLORA	Israel	255940	Effective filing date 6/1/16
TREATMENT OF CANCER BY MANIPULATION OF COMMENSAL MICROFLORA	Japan	2017-561803	Effective filing date 6/1/16
TREATMENT OF CANCER BY MANIPULATION OF COMMENSAL MICROFLORA	Republic of Korea	10-2017-7037299	Effective filing date 6/1/16
TREATMENT OF CANCER BY MANIPULATION OF COMMENSAL MICROFLORA	Mexico	App. No. Pending	Effective filing date 6/1/16
TREATMENT OF CANCER BY MANIPULATION OF COMMENSAL MICROFLORA	New Zealand	737782	Effective filing date 6/1/16
TREATMENT OF CANCER BY MANIPULATION OF COMMENSAL MICROFLORA	Peru	002514-2017/DIN	Effective filing date 6/1/16
TREATMENT OF CANCER BY MANIPULATION OF COMMENSAL MICROFLORA	Russia	2017141448	Effective filing date 6/1/16
TREATMENT OF CANCER BY MANIPULATION OF COMMENSAL MICROFLORA	Singapore	11201709693W	Effective filing date 6/1/16
TREATMENT OF CANCER BY MANIPULATION OF COMMENSAL MICROFLORA	South Africa	2017/07986	Effective filing date 6/1/16
TREATMENT OF CANCER BY MANIPULATION OF COMMENSAL MICROFLORA	Ukraine	a2017 11648	Effective filing date 6/1/16

EVELO LICENSED PATENTS (MAYO):

Title	Country/Region	Application no.	Issue Date (Filing Date)
PREVOTELLA HISTICOLA PREPARATIONS AND THE TREATMENT OF AUTOIMMUNE CONDITIONS	United States of America	8,617,536	12/31/13 (10/27/10)
PREVOTELLA HISTICOLA PREPARATIONS AND THE TREATMENT OF AUTOIMMUNE CONDITIONS	United States of America	9,005,603	3/14/15 (11/21/13)
PREVOTELLA HISTICOLA PREPARATIONS AND THE TREATMENT OF AUTOIMMUNE CONDITIONS	United States of America	9,555,066	1/31/17 (3/10/15)
PREVOTELLA HISTICOLA PREPARATIONS AND THE TREATMENT OF AUTOIMMUNE CONDITIONS	United States of America	9,801,914	10/31/2017 (12/20/16)

EVELO LICENSED PATENT APPLICATIONS (MAYO):

Title	Country/Region	Application no.	Filing Date
PREVOTELLA HISTICOLA PREPARATIONS AND THE TREATMENT OF AUTOIMMUNE CONDITIONS	United States of America	15/715,471	9/26/17

Copyright registrations or applications: None.
Trademark, service mark and domain name registrations or applications:
Trademark and/or service marks:

Country	Literal Mark	Application #	Application Date
US	ONCOBIOTIC	86808587	11/3/15
US	EVELO	86582465	3/31/15
US	EPIVA (word)	86588745	4/6/15
US	EPIVA & Design	86588763	4/6/15
Hong Kong	EPIVA (word)	303556026	10/6/15
EU	EPIVA (word)	14650972	10/6/15
CH	EPIVA (word)	62242/2015	10/6/15

Domain names:
evelobio.com
evelobiosciences.com
evelotx.com
bacterialtherapeutics.com
bugdrugs.com
immunobiome.com
immunomicrobials.com
immunomicrobiome.com
microbialdrugs.com
microbialtx.com
microbiomedisease.com
microbiomedrugs.com
microbiomestudies.com
microbiometx.com

Prior Names (Section 5.5) -
VL28, Inc.
VL 28, LLC
VL 31, Inc.

Epiva Therapeutics, Inc.
Epiva Biosciences, Inc.
Evelo Therapeutics, Inc.

The principal place of business is 620 Memorial Drive, Cambridge, MA 02139

Litigation (Section 5.6) -
None
Inbound Licenses (Section 5.12) -
Exclusive License Agreement between University of Chicago and Evelo for a royalty bearing worldwide exclusive license to the Patent Rights within the Field of Treatment of Cancer by Manipulation of Commensal Microflora. Effective Date March 10, 2016.
Exclusive Research and License Agreement between Mayo Foundation for Medical Education and Research and Evelo to advance immune-microbiome-based therapies for cancer. Effective Date June 10, 2016.
Patent License Agreement, effective as of August 6, 2017, by and between Medical Education and Research for Prevotella histicola strain B-50329 and any progeny and derivatives thereof.
Equipment at other locations (Section 7.11)
The following equipment is installed with our strategic manufacturing partner Biose Industrie, Rue des Freres Lumieres 15130 Arpajon sur Cere France:

Equipment	Cost
Beckman Coulter TN MULTISIZER 4E	€48,077.00
Roche Diagnostic - Control A level 2 Bio	€51,279.24

CERTIFICATE OF OFFICER
The undersigned duly elected and qualified Secretary of evelo biosciences, Inc. (the "Company") does hereby certify, solely in its capacity as an officer of the Company and not in its individual capacity, that the following is a true and correct copy of certain resolutions adopted by the Company’s Board of Directors in accordance with applicable law and the Company’s bylaws, and that such resolutions are now unmodified and in full force and effect:
BE IT RESOLVED, that:

1)
Any one (1) of the following, duly elected officers of the Company (each, an "Authorized Officer") whose genuine original signature appears next to his or her name is authorized to act for, on behalf of, and in the name of the Company in connection with the resolutions below:

Title	Name	Authorized Signature
____________________________	____________________________	____________________________
____________________________	____________________________	____________________________
____________________________	____________________________	____________________________
____________________________	____________________________	____________________________

2)	Any Authorized Officer may:

(a)Borrow money from time to time from Pacific Western Bank ("Bank"), and may negotiate and procure loans, letters of credit, foreign exchange contracts and other financial accommodations from Bank, including without limitation, that certain Loan and Security Agreement dated as of August 15, 2015, and also to execute and deliver to Bank one or more renewals, extensions, or modifications thereof, including, without limitation, that certain First Amendment to Loan and Security Agreement dated June 14, 2017, that certain Second Amendment to Loan and Security Agreement, dated August 18, 2017, and that certain Third Amendment to Loan and Security Agreement, dated on or about the date hereof;
(b)Give security for any liabilities of the Company to Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Company;
(c)Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Company, whether or not registered in the name of the Company;
(d)Discount with Bank, commercial or other business paper belonging to the Company made or drawn by or upon third parties, without limit as to amount;
(e)Authorize and direct Bank to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign;
(f)Issue a warrant or warrants to purchase the Company’s capital stock; and
(g)Execute and deliver in form and content as may be required by Bank any and all notes, evidences of indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these resolutions, any or all of which may relate to all or to substantially all of the Company’s property and assets;

3)
The Authorized Officers may designate additional or alternate individuals as being authorized to request loan advances, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as he or she may in his or her discretion deem reasonably necessary or proper in order to carry into effect the provisions of these resolutions.

4)
Any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, and the authority conferred herein may be exercised singly by any such officer, and these resolutions shall continue in full force and effect until written notice of modification or revocation is received and accepted by Bank (such notice to have no effect on any action previously taken by Bank in reliance on these resolutions). Bank may rely upon any form of notice, which it in good faith believes to be genuine or what it purports to be.

5)
The resolutions are in full force and effect as of the date of this Certificate and are intended to replace, as of this date, any resolutions previously given by the Company to Bank in connection with the matters described herein; these resolutions and any borrowings or financial accommodations under these resolutions have been properly noted in the corporate books and records, and have not been rescinded, revoked or modified; neither the foregoing resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the certificate of incorporation or bylaws of the Company or of any agreement, indenture or other instrument to which the Company is a party or by which it is bound; and to the extent the certificate of incorporation or bylaws of the Company or any agreement, indenture or other instrument to which the Company is a party or by which it is bound require the vote or consent of shareholders of the Company to authorize any act, matter or thing described in the foregoing resolutions, such vote or consent has been obtained.

In Witness Whereof, I have affixed my name as Secretary and have caused the corporate seal (where available) of said Company to be affixed as of February 7, 2018.
Secretary*
*If the certifying officer is designated as the only signer in these resolutions then another corporate officer must also sign.
_____________________________

FOURTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
This Fourth Amendment to Loan and Security Agreement (this "Amendment") is entered into as of March 14, 2018, by and between PACIFIC WESTERN BANK, a California state chartered bank ("Bank"), and EVELO BIOSCIENCES, INC. ("Borrower").
RECITALS
Borrower and Bank are parties to that certain Loan and Security Agreement dated as of August 15, 2016 (as amended from time to time, the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:

1)	The following defined terms in Exhibit A to the Agreement are hereby amended and restated, as follows:
"Credit Card Line" means a Credit Extension of up to $250,000, to be used exclusively for the provision of Credit Card Services.
"Credit Card Maturity Date" means March 13, 2019.

2)
Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

3)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

4)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

5)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by Borrower;

b)
payment of all Bank Expenses, including Bank’s expenses for the documentation of this amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower's accounts; and

c)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

EVELO BIOSCIENCES, INC.	PACIFIC WESTERN BANK
By: _/s/ Jennifer Glennon______________	By: _/s/ John Orlando_________________
Name: _Jennifer Glennon______________ Title: _VP, Finance and Operations______	Name: _John Orlando_________________ Title: _Vice President________________

[Signature Page to Fourth Amendment to Loan and Security Agreement]

FIFTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT
This Fifth Amendment to Loan and Security Agreement (this "Amendment") is made and entered into as of April 18, 2019 by and between PACIFIC WESTERN BANK, a California state chartered bank ("Bank"), EVELO BIOSCIENCES, INC. (individually or collectively, as the context may require, "Borrower").
RECITALS
Borrower and Bank are parties to that certain Loan and Security Agreement dated as of August 15, 2016, as amended by that certain First Amendment to Loan and Security Agreement, dated as of June 14, 2017, that certain Second Amendment to Loan and Security Agreement, dated as of August 18, 2017, that certain Third Amendment to Loan and Security Agreement, dated as of February 7, 2018, and that certain Fourth Amendment to Loan and Security Agreement, dated as of March 14, 2018 (as further amended, restated, supplemented or otherwise modified from time to time, the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:

1)	Amendments to Agreement.

a)
Section 6.6 of the Agreement is hereby amended by adding the following sentence after the last sentence thereof: "Borrower shall not permit the aggregate balance of all deposit accounts maintained by UK Subsidiary to exceed $350,000, without causing any excess above such maximum balance to be transferred to a deposit account maintained by Borrower with Bank within five (5) Business Days, and shall deliver monthly account statements for UK Subsidiary within five (5) Business Days of receipt."

b)
Section 6.10 of the Agreement is hereby amended by adding the following sentence after the last sentence thereof: "Notwithstanding the foregoing, UK Subsidiary shall not be required to become a secured guarantor with respect to the Obligations; provided that Borrower shall not permit UK Subsidiary to maintain non-cash assets with an aggregate value in excess of $50,000 at any time, provided that the foregoing limitation shall not operate to restrict the amount of intercompany accounts receivables of UK Subsidiary arising from payments due to UK Subsidiary from Borrower."

c)
Section 7.11 of the Agreement is hereby amended by adding the following sentence after the last sentence thereof: "Borrower shall not permit assets located in France to exceed an aggregate value up to $1,000,000, provided that, subject to compliance with the foregoing, no bailee waivers or other steps to perfect Bank’s security interest in such assets shall be required."

d)	Exhibit A of the Agreement is hereby amended to amend or add the definitions set forth below in appropriate alphabetical order, as applicable:
"Credit Card Line" means a Credit Extension of up to $300,000 to be used exclusively for the provision of Credit Card Services.
"Credit Card Maturity Date" means April 12, 2020.
"UK Subsidiary" means a new Subsidiary of Borrower organized under the laws of England and Wales.

e)	Clause (d) of the defined term "Permitted Investments" is hereby amended and restated to read as follows:
(d)    Investments (i) by Subsidiaries in or to other Subsidiaries or Borrower, (ii) by Borrower in Subsidiaries (other than UK Subsidiary) not to exceed $300,000 in the aggregate in any fiscal year, (iii) by Borrower in UK Subsidiary not to exceed $2,000,000 in the aggregate for the twelve (12) months then ended, measured quarterly on the last day of each quarter, provided that, for purposes of the foregoing, to the extent amounts received by UK Subsidiary are remitted to Borrower within five (5) Business Days, such amounts shall be excluded, and (iv) by Borrower in any MSC Subsidiary otherwise permitted in accordance with the terms of this Agreement;

f)	Exhibit D of the Agreement is hereby amended and restated as set forth in Exhibit D attached hereto.
Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

2)	Borrower represents and warrants that:

a)
The execution, delivery and performance of the Agreement and this Amendment are within Borrower’s powers, have been duly authorized, and are not in conflict with, nor constitute a breach of any provision contained in Borrower’s Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect; and

b)
The representations and warranties of Borrower contained in the Agreement are true and correct in all material respects as of the date of this Amendment (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date).

3)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

4)	The provisions of Sections 11 and 12 are hereby incorporated herein, provided that all references to the "Agreement", shall mean the Agreement, as amended by this Amendment.

5)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
a)this Amendment, duly executed by Borrower;
b)payment of all Bank Expenses incurred through the date of this Amendment, including Bank’s reasonable expenses for the documentation of this Amendment and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and
c)such other documents and completion of such other matters, as Bank may have reasonably requested.
[remainder of page intentionally left blank]

[SIGNATURE PAGE TO FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT]
IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

EVELO BIOSCIENCES, INC. By: __/s/ Jonathan Poole Name: Jonathan Poole Title: Chief Financial Officer
PACIFIC WESTERN BANK By: __/s/Joseph Holmes Dague Name: _Joseph Holmes Dague Title: __Senior Vice President

EXHIBIT D
Compliance Certificate

Compliance Certificate

Borrower | **Evelo Biosciences, Inc.**

The undersigned authorized Officer of Evelo Biosciences, Inc. ("Borrower"), hereby certifies solely in his/her capacity as an officer of the Company, and not in his/her individual capacity, that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending March 31, 2018 ith all covenants except as noted below; and (ii) all representations and warranties of Borrower stated on the Agreement are true and correct in all material respects as of the date hereof, provided that those representations and warranties as of the date expressly referring to another date shall be true, correct and complete in all material respects as of such date. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next, except as explained in an accompanying letter or footnotes.

Reporting Covenants

Please indicate compliance status by circling YES or NO under the COMPLIES column.

COVENANTS	REQUIRED	COMPLIES		
Monthly Financial Statements (PL, BS, CF)	Monthly, within 30 days	YES	NO	
Annual Financial Projections	FYE, within 45 days	YES	NO	N/A
Annual Financial Statements (CPA Audited)	FYE, within 180 days (beginning with FY 2016)	YES	NO	N/A
Collateral Audit	Annual (as requested by Bank)	YES	NO	N/A
10K and 10Q	As applicable	YES	NO	N/A
Notice of New Material Inbound License or Agreements	Monthly, within 30 days	YES	NO	N/A

Banking Relationship

Please indicate Banking Relationship below and circle YES or NO under the COMPLIES column.

		COMPLIES
Total Amount of Borrower's Cash and Investments at S1B	______	
All U.S. Cash and Investments at S1B?		
If no, total amount of Borrower's U.S. Cash and Investments outside of S1B*	______	
Location of U.S. Cash & Investments outside of S1B	______	
Total amount of Borrower's U.S. Cash and Investments	$0	
Total Amount of Borrower's U.K.-domiciled Cash and Investments **	______	
Location of U.K. Cash & Investments	______	YES NO N/A
Total amount of Borrower's Cash and Investments	$0	

* Borrower shall be permitted to maintain Cash in one or more accounts outside of Bank, provided that the total aggregate amount of Cash maintained at the Bank is at least $30,000,000.

** Borrower shall be permitted to maintain Cash in the U.K., provided that the total aggregate amount of Cash maintained in such accounts does not exceed $350,000, with amounts in excess transferred back to the U.S. within five business days.

By signing below, the Officers further acknowledge that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, and such non-compliance results in a Default or Event of Default and such Default or Event of Default is continuing, then no credit extensions will be made.

X __________________ ________
authorized signature date

name: __________________

title: __________________

Please Send All Required Reporting to:

address Square 1 Bank
ATTN: Portfolio Analysis
406 Blackwell St. Suite 240
Durham, NC 27701

web link www.square1bank.com

phone 919-314-3040

fax 919-314-3090

email lsnereports@square1bank.com